UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2009

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events.

On November 3, 2009, PAETEC Holding Corp. (“PAETEC”) consummated its offer to exchange its outstanding 8 7/8% Senior Secured Notes due 2017, which were sold on June 29, 2009 pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of its newly issued 8 7/8% Senior Secured Notes due 2017. All of the outstanding senior secured notes, representing an aggregate principal amount of $350 million, were exchanged. PAETEC received no cash proceeds from the issuance of the exchange notes in the exchange offer.

The new senior secured notes have terms substantially identical to the terms of the original senior secured notes, except that the offering of the new senior secured notes was registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes do not apply to the exchange notes. The original notes surrendered in exchange for the exchange notes were retired and cancelled and may not be reissued. Accordingly, the issuance of the exchange notes did not result in any increase in PAETEC’s outstanding indebtedness or in the obligations of the guarantors of the notes. The senior secured note exchange offer expired on November 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: November 3, 2009	/S/ MARY K. O’CONNELL
Mary K. O’Connell
Senior Vice President and General Counsel (Duly Authorized Officer)

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